Exhibit 99.1

Payoneer Announces Expiration and Results of the Offer to Purchase and Consent Solicitation Relating to its Warrants; Issues Notice of Redemption for Outstanding Warrants

NEW YORK, September 10, 2024 — Payoneer Global Inc. (“Payoneer” or the “Company”) (Nasdaq: PAYO) today announced the expiration of its offer to purchase (the “Offer”) all of its outstanding Warrants (as defined below) at a purchase price of $0.78 per Warrant in cash, without interest. Completion of the Offer, when combined with the contemplated redemption of untendered Warrants (as described below), will lead to a simplified capital structure.

Payoneer’s offer to purchase 25,158,086 publicly traded warrants which were publicly issued and sold as part of the units in the initial public offering of FTAC Olympus Acquisition Corp. (“FTOC”) on August 25, 2020 (the “FTOC IPO”), and assumed by the Company on June 25, 2021, and which entitle such warrant holders to purchase one share of Payoneer’s common stock, par value $0.01 per share, at an exercise price of $11.50, subject to certain adjustments (the “Warrants”), expired at 12:00 midnight, Eastern Time, at the end of the day on September 9, 2024 (the “Expiration Date”).

Payoneer has been advised that, as of the Expiration Date, 24,030,937 Warrants (including 7,267 Warrants tendered pursuant to the notice of guaranteed delivery procedures of the Offer) had been validly tendered and not validly withdrawn, representing approximately 95.5% of the outstanding Warrants. The Company expects to accept all validly tendered Warrants for purchase and expects to settle such purchase promptly. Pursuant to the terms of the Offer, holders of Warrants that were validly tendered and not validly withdrawn prior to the Expiration Date will receive $0.78 per share for each Warrant tendered. The Company expects to pay an aggregate of approximately $18.7 million in cash in exchange for all validly tendered Warrants.

Payoneer also solicited consents (the “Consent Solicitation”) to amend the Warrant Agreement, dated August 25, 2020, by and between FTOC and Continental Stock Transfer & Trust Company (“Continental”), as amended by the Assignment, Assumption and Amendment Agreement, dated June 25, 2021, by and between the Company, FTOC and Continental (as amended, the “Warrant Agreement”), which governs all of the Warrants, to permit Payoneer to redeem each outstanding Warrant not tendered in the Offer for $0.70 in cash, without interest, which is approximately 10% less than the price applicable to the Offer (such amendment, the “Warrant Amendment”). Pursuant to the terms of the Warrant Agreement, the adoption of the Warrant Amendment required the consent of holders of at least 65% of the then outstanding Warrants.

As of the Expiration Date, parties representing holders of approximately 95.5% of the outstanding Warrants consented to the Warrant Amendment in the Consent Solicitation. Accordingly, because holders of more than 65% of the outstanding Warrants have agreed to consent to the Warrant Amendment in the Consent Solicitation, the Warrant Amendment was adopted. The Warrant Amendment was executed and the Company will exercise its right, in accordance with the terms of the Warrant Amendment, to redeem all remaining Warrants not tendered in the Offer in exchange for $0.70 per Warrant, without interest (unless exercised prior to the redemption date), and has fixed September 25, 2024 as the redemption date, following which no Warrants will remain outstanding.

The Offer and Consent Solicitation were made pursuant to an Offer to Purchase, initially dated August 12, 2024, and joint Schedule TO/Schedule 13e-3 (the “Schedule TO”), initially dated August 12, 2024, each as amended and supplemented from time to time, and each of which have been filed with the U.S. Securities and Exchange Commission (“SEC”) and more fully set forth in the terms and conditions of the Offer and Consent Solicitation. Payoneer will file a final amendment to its Schedule TO to disclose the final results of the Offer.

The Company’s common stock and Warrants are listed on The Nasdaq Stock Market LLC under the symbols “PAYO” and “PAYOW,” respectively.

Citigroup Global Markets Inc. was the Dealer Manager for the Offer and Consent Solicitation. Sodali & Co. (“Sodali”) was the Information Agent for the Offer and Consent Solicitation, and Continental was the Warrant Agent for the Offer and Consent Solicitation. All questions concerning tender procedures and requests for additional copies of the offer materials, including the letter of transmittal and consent, should be directed to Sodali at (800) 662-5200 (toll free).

Disclaimer

This announcement is for informational purposes only and shall not constitute an offer to purchase or a solicitation of an offer to sell the Warrants. The Offer and Consent Solicitation were made only through the Schedule TO and Offer to Purchase, and the complete terms and conditions of the Offer and Consent Solicitation are set forth in the Schedule TO and Offer to Purchase. This announcement does not constitute a notice of redemption with respect to the Warrants that remain outstanding after the settlement.

About Payoneer:

Payoneer is the financial technology company empowering the world’s small and medium-sized businesses to transact, do business, and grow globally. Payoneer was founded in 2005 with the belief that talent is equally distributed, but opportunity is not. It is our mission to enable any entrepreneur and business anywhere to participate and succeed in an increasingly digital global economy. Since our founding, we have built a global financial stack that removes barriers and simplifies cross-border commerce. We make it easier for millions of SMBs, particularly in emerging markets, to connect to the global economy, pay and get paid, manage their funds across multiple currencies, and grow their businesses.

Forward-Looking Statements:

This press release includes “forward-looking statements”, including statements about the expiration date for the Offer and Consent Solicitation and the effects of the Offer and Consent Solicitation on our capital structure. Forward-looking statements generally relate to future events or Payoneer’s future financial or operating performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “plan,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Payoneer and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) changes in applicable laws or regulations; (2) the possibility that Payoneer may be adversely affected by geopolitical events and conflicts, such as the current conflict between Israel and Hamas, and other economic, business and/or competitive factors; (3) changes in the assumptions underlying our financial estimates; (4) the outcome of any known and/or unknown legal or regulatory proceedings; and (5) other risks and uncertainties set forth in Payoneer’s Annual Report on Form 10-K for the period ended December 31, 2023 and future reports that Payoneer may file with the SEC from time to time. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Payoneer does not undertake any duty to update these forward-looking statements.

Investor Contact:

Michelle Wang

investor@payoneer.com

Media Contact:

Alison Dahlman

PR@payoneer.com

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